Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East, Suite 2400 Los Angeles, CA 90067-3010

August 8, 2022

Benitec Biopharma Inc.

3940 Trust Way

Hayward, California 94545

Ladies and Gentlemen:

We have acted as counsel to Benitec Biopharma Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (333-266417), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale (the “Offering”) of a proposed maximum aggregate offering price of up to $23,000,000 of: (a)(i) shares (“Shares”) of the common stock, par value $0.0001 per share, of the Company (“Common Stock”) and/or (ii) pre-funded warrants, with each pre-funded warrant exercisable for one share of Common Stock (the “Pre-Funded Warrants”), including the Shares for which the Underwriter (as defined below) has been granted an over-allotment option; and (b) Common Stock purchase warrants, accompanying each of the Shares and Pre-Funded Warrants sold in the Offering, with each Common Stock purchase warrant exercisable for one share of Common Stock (the “Warrants”), consisting of (i) Warrants that will be exercisable on the date of issuance (the “Series 1 Warrants”), and (ii) Warrants that will be exercisable upon the receipt by the Company of the approval of its stockholders to increase the number of shares of Common Stock the Company is authorized to issue and the filing of an amendment to the Company’s amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, to be issued to JMP Securities LLC (the “Underwriter”) pursuant to the underwriting agreement to be entered into by and between the Company and the Underwriter (the “Underwriting Agreement”), as set forth in the Registration Statement and the prospectus contained therein. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are collectively referred to as the “Pre-Funded Warrant Shares,” the shares of Common Stock issuable upon exercise of the Series 1 Warrants are collectively referred to as the “Series 1 Warrant Shares,” and the shares of Common Stock issuable upon exercise of the Series 2 Warrants are collectively referred to as the “Series 2 Warrant Shares,” and together with the Series 1 Warrant Shares, the “Warrant Shares.” The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.”

The Securities are to be sold by the Company pursuant to the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Underwriting Agreement;

(c) the form of Pre-Funded Warrant;

(d) the form of Warrant;

(e) the draft Warrant Agency Agreement to be entered into between the Company and the warrant agent thereunder;

(f) the amended and restated certificate of incorporation of the Company, as in effect on the date hereof and as amended to date;

(g) the amended and restated bylaws of the Company, as in effect on the date hereof and as amended to date;

(h) corporate proceedings of the Company relating to its proposed issuance of the Securities; and

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Benitec Biopharma Inc.

August 8, 2022

(i) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that:

1.

The Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of set forth in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

2.

The Pre-Funded Warrants and the Warrants, when issued as set forth in the Registration Statement, will have been duly authorized and, upon delivery of the consideration as provided in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing (including the possible unavailability of specific performance or injunctive relief, concepts of materiality and reasonableness, and the discretion of the court before which a proceeding is brought).

3.

The Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants, when issued as set forth in the Registration Statement, will have been duly authorized for issuance and, when the Pre-Funded Warrant Shares are issued upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

4.

The Series 1 Warrant Shares issuable upon exercise of the Series 1 Warrants, when issued as set forth in the Registration Statement, will have been duly authorized for issuance and, when the Series 1 Warrant Shares are issued upon exercise of the Warrants in accordance with the terms thereof, the Series 1 Warrant Shares will be validly issued, fully paid and non-assessable.

With respect to the Series 2 Warrants, we express no opinion as to the future reservation of the Series 2 Warrant Shares. This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and, as to the Pre-Funded Warrants and/or Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus contained therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Benitec Biopharma Inc.

August 8, 2022

Very truly yours,

/s/ Proskauer Rose LLP